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                                                                    Exhibit 99.5

APN: 139-05-801-001

When Recorded Mail To:

ASI Corporation
980 American Pacific Dr. #111
Henderson, Nv  89014




                           ASSIGNMENT OF DEED OF TRUST


For Value Received, the undersigned do(es) hereby grant, assign and transfer to:

ASI CORPORATION

All beneficial interest under Deed of Trust dated 12/28/2006 executed by Destined To Investin LLC, Integrity Partners LLC and Village at Lone Mountain LLC, Trustor, to Nevada Title Company, Trustee and recorded December 29, 2006, in Book 20061229 as Document No. 529 of Official Records, Clark County, Nevada.

TOGETHER with the note or notes therein described or referred to the money due and to become due thereon with interest, and all rights accrued or to accrue under such Deed of Trust.

Dated: 3/27/07


Davric Corporation

/s/ JERRY E. POLIS

Print Name: JERRY E. POLIS

Title: PRESIDENT


(see attached page for Notary)




STATE OF                 NEVADA            }
                                           } ss:
County of                CLARK             }


This instrument was acknowledged before me on        MARCH 27, 2007

by       JERRY E. POLIS


                                                          (SIGNED)
                                       -----------------------------------------

                                       NOTARY PUBLIC
                                       My Commission Expires:
                                                              ------------------